FIFTH AMENDMENT TO
CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
PENSION PLAN

         WHEREAS, pursuant to Section 18 of the Curtiss-Wright Electro-Mechanical Division Pension Plan (“the Plan”), the Administrative Committee (the “Committee”) may amend the Plan; and

         WHEREAS, the Committee desires to amend the Plan to lower the mandatory cash-out threshold from $5,000 to $1,000 for benefits payable to surviving spouses of members who die prior to reaching their normal retirement date but solely with respect to distributions otherwise due on or after March 28, 2005 and prior to January 1, 2006, and to provide a voluntary lump sum option for those surviving spouses if the value of the lump sum exceeds $1,000 but does not exceed $5,000.

         NOW, THEREFORE, IT IS RESOLVED that the Pension Plan is amended in the following respect, effective as of March 28, 2005:

1.	Subsection 9.E is amended by adding the following paragraph at the end thereof:

“Notwithstanding the foregoing, in the event a Surviving Spouse is due a lump sum payment under this Subsection 9.E on or after March 28, 2005 and prior to January 1, 2006, if the value of the lump sum payment exceeds $1,000 and the Employee’s death occurs prior to his Normal Retirement Date, such lump sum payment shall not be made unless the Surviving Spouse consents to the distribution in writing. Such consent shall be furnished on such form and in accordance with such administrative rules as shall be prescribed by the Administrator. In the event a Surviving Spouse who is eligible to make an election under this paragraph fails to do so prior to the Participant’s Normal Retirement Date, payment shall automatically be made to the Surviving Spouse in one lump sum upon the Participant’s Normal Retirement Date.”

         IN WITNESS WHEREOF, this amendment has been executed on this 15th day of August, 2005.

Administrative Committee

FOURTH AMENDMENT TO
CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
PENSION PLAN

         WHEREAS, pursuant to Section 18 of the Curtiss-Wright Electro-Mechanical Division Pension Plan (“the Plan”), the Administrative Committee (the “Committee”) may amend the Plan; and

         WHEREAS, the Committee desires to amend the Plan to lower the mandatory cash-out threshold from $5,000 to $1,000 for benefits payable to members prior to their normal retirement date and to provide a voluntary lump sum option for members who elect payment prior to their normal retirement date if the value of the lump sum exceeds $1,000 but does not exceed $5,000.

         NOW, THEREFORE, IT IS RESOLVED that the Pension Plan is amended in the following respects, effective as of March 28, 2005:

1. Section 6.E is amended by deleting the reference to “$5,000” and inserting in its place “$1,000” and by adding the following sentence at the end thereof:

“In the event either the lump sum value of an Employee’s entire Vested Pension from the Plan calculated in accordance with Subsection 10.1 and 10.J or the Employee’s contributions, With Interest are in excess of $1,000 but neither amount is in excess of $5,000, the provisions of Subsection 10.N shall apply.”

2. Section 7.A is amended by deleting the third sentence thereof and by replacing it with the following sentences:

“If the amount payable is in excess of $1,000 but not in excess of $5,000 and payment is being made prior to the Employee’s Normal Retirement Date, the Employee must request payment in writing. If the amount payable to an Employee is in excess of $5,000, the Employee must request payment in writing and must obtain the written consent of his spouse.”

3. Subsection 10.N is amended to read as follows:

“N.	In any case, a lump sum payment of Actuarial Equivalent value shall be made in lieu of all benefits in the event:

(i)

the Employee’s annuity starting date occurs on or after his Normal Retirement Date and both the present value of his Vested Pension and the Employee’s contributions, With Interest, determined as of his annuity starting date amount to $5,000 or less, or

	(ii)	the Employee’s annuity starting date occurs prior to his Normal

Retirement Date and both the present value of his Vested Pension and the Employee’s contributions, With Interest, determined as of his annuity starting date amount to $1,000 or less.

The amount of the lump sum shall be determined in accordance with Subsection 10.J above. The lump sum payment shall be made as soon as practicable following the determination that the amount qualifies for distribution under this paragraph. In no event shall a lump sum payment be made following the date pension payments have commenced as an annuity.

Notwithstanding the above, an Employee who is entitled to a Vested Pension upon his termination of employment shall be entitled to elect to receive in one lump sum of Actuarial Equivalent value his Vested Pension (including any early retirement supplement) provided by the Plan or, if greater, the Employee’s contributions With Interest, provided that the lump sum payment exceeds $1,000 but does not exceed $5,000 at the time of payment. The Employee may elect to receive the lump sum payment as soon as practicable following his termination of employment or as of the first day of any later month that precedes his Normal Retirement Date. Such election shall be made in accordance with such administrative rules as the Administrative Committee shall prescribe. Spousal consent to the Employee’s election of the lump sum (as described in Subsection 10.A) is not required. An Employee who is entitled to elect a distribution under this Subsection shall not be entitled to receive payment in any other form of payment offered under the Plan.”

         IN WITNESS WHEREOF, this amendment has been executed on this 23 day of June, 2005.

Administrative Committee

2

THIRD AMENDMENT TO
CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
PENSION PLAN

          WHEREAS, pursuant to Section 18 of the Curtiss-Wright Electro-Mechanical Division Pension Plan (“Pension Plan”), the Administrative Committee (the “Committee”), may amend the Pension Plan; and

          WHEREAS, the Committee desires to amend the Pension Plan to include in the Plan’s definition of compensation, salary deferrals made by an employee under the terms of the Curtiss-Wright Executive Deferred Compensation Plan.

          NOW, THEREFORE, IT IS RESOLVED that the Pension Plan is amended in the following respect, effective as of January 1, 2005:

1.	Section 1.8 is amended by revising the first paragraph thereof to read as follows:

“Compensation” means (a) wages within the meaning of section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement on Form W-2 under sections 6041(d), 6051(a)(3), and 6052 of the Code; (b) amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h) of the Code and, effective as of January 1, 2001, section 132(f) of the Code; and (c) amounts that would have been payable to an Employee but for a deferral election made by the Employee under the terms of the Curtiss-Wright Corporation Executive Deferred Compensation Plan, which amount shall be deemed to have been paid at the time at which it would have been paid in the absence of such election, provided, however, no amount shall be included in an Employee’s Compensation pursuant to this clause (c) if the inclusion of such amount would cause the Plan to fail to comply with any nondiscrimination provision of the Code. Notwithstanding the preceding sentence, the term Compensation shall exclude the following: reimbursements or other expense allowances; fringe benefits (cash or noncash); moving expenses; deferred compensation, except for such amounts specifically included under clause (c) of the preceding sentence; welfare benefits; amounts paid under a long-term incentive plan; and 50% of any annual incentive award paid under a management incentive program. Effective as of January 1, 2001, Compensation shall also exclude any retention bonus, suggestion award, and other non-performance-related awards or bonuses.

          IN WITNESS WHEREOF, this amendment has been executed on this 23 day of June, 2005.

Administrative Committee

2

SIXTH AMENDMENT TO
CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
PENSION PLAN

         WHEREAS, pursuant to Section 18 of the Curtiss-Wright Electro-Mechanical Division Pension Plan (“the Plan”), the Administrative Committee (the “Committee”) may amend the Plan; and

         WHEREAS, the Committee desires to amend the Plan to change the normal form of benefit for a married employee and the pre-retirement survivor annuity from a 55% Joint and Survivor Annuity to a 100% Joint and Survivor Annuity and to conform the Plan to current legal requirements.

         NOW, THEREFORE, IT IS RESOLVED that the Plan is amended in the following respects, as of the dates set forth below:

1.

Subsection 8.C is amended, effective as of January 1, 2006, by deleting the comma after the word “occurred” in first sentence thereof and by deleting the words “and then multiplied by 55%” from the first sentence thereof.

2.

Subsection 9.C is amended, effective as of January 1, 2006, by deleting the semi-colon at the end of clause 2 and by inserting in its place a period and by deleting the words “and then multiplied by 55%”.

3.	Subsection 10.A is amended, effective as of January 1, 2006, by replacing the reference to “55%” in the first sentence thereof to read “100%”.

4.	Subsection 10.C is amended, effective as of January 1, 2006, by revising Option 2 to read as follows:

2.

55% Spouse Survivor Annuity — A reduced amount payable monthly for his life with the provision that upon his death, an amount equal to 55% of such reduced amount shall be paid monthly for the life of his Surviving Spouse.

5.	Section 10 is amended, effective as of January 1, 2005, by adding a new Subsection 10.R to read as follows:

R.

Notwithstanding any other provision of the Plan to the contrary, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

With respect to benefits commencing on or after January 1, 2006, the following rules shall apply:

		1.	Any additional benefits accruing to an Employee in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

2.

If an Employee’s benefit is being distributed in the form of a joint and survivor annuity for the joint lives of the Employee and non-spouse beneficiary, annuity payments to be made on or after the Employee’s required beginning date to the designated beneficiary after the Employee’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Employee using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the U. S. Treasury Department regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Employee and a non-spouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain. If the Annuity Starting Date occurs in a calendar year which precedes the calendar year in which the Employee reaches age 70, in determining the applicable percentage, the Employee/beneficiary age difference is reduced by the number of years that the Employee is younger than age 70 on the employee’s birthday in the calendar year that contains the Annuity Starting Date.

3.

If the Employee’s benefit is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Employee under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Employee reaches age 70, the applicable distribution period for the Employee is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations plus the excess of 70 over the age of the Employee as of the Employee’s birthday in the year that contains the Annuity Starting Date.

4.	For purposes of this Section, the following definitions shall apply:

(a)

Designated beneficiary. The individual who is designated as the beneficiary under Section 11 is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the U. S. Treasury Department regulations.

(b)

Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Employee’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Employee’s required beginning date.

(c) Life Expectancy. Life expectancy as computed using the Single Life Table in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations.

(d)

Required beginning date. With respect to an Employee who is a 5-percent owner as defined in Section 416(i) of the Code, the April 1 of the calendar year following the calendar year in which the Employee attains age 70 ½ and, with respect to an Employee who is not a 5-percent owner, the April 1 following the later of the calendar year in which the Employee attains age 70-½ or the calendar year in which the Employee retires.

(e) Annuity Starting Date. The date specified in Subsection 10.Q.

6.	Section 17 is amended, effective as of January 1, 2005, by adding a new Subsection 17.K to read as follows:

	K.	Limitation on Benefits in the Event of a Liquidity Shortfall.

Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Section 401(a)(32) of the Code, the Trustee shall, as directed by the Administrative Committee, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity (plus any social security supplements described in Section 411(a)(9) of the Code) to any Employee or beneficiary whose benefit commencement date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Section 401(a)(32) of the Code.

7.	Appendix B is amended, effective as of January 1, 2004, by adding the following text at the end of Appendix B.5.

“Notwithstanding the foregoing, effective January 1, 2004, actuarial equivalent value for purposes of determining the adjustment for optional forms of payment under this subsection shall be determined in accordance with Section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan’s optional form of payment factors, or, if less, using factors calculated from the IRS Mortality Table, if applicable, and either:

	(A)	if the benefit is not subject to the provisions of Section 417(e)(3) of the Code, an interest rate of 5 percent, or

	(B)	if the benefit is subject to the provisions of Section 417(e)(3) of the Code:

(1) an interest rate of 5.5 percent for distributions made in Plan Years beginning in 2004 and 2005; and

(2) the IRS Interest Rate for distributions made in Plan Years beginning in 2006 or any subsequent Plan Year.

However, in the case of an Employee or Beneficiary whose benefit commencement date occurs during calendar year 2004, the amount payable under any form of payment subject to the provisions of Section 417(e)(3) of the Code and subject to adjustment under the preceding sentence shall not be less than the amount that would have been payable had the amount payable been determined using the IRS Interest Rate in effect on December 31, 2003.

The foregoing amendments shall apply to any Employee former Employee or beneficiary whose benefit had not commenced as of the effective date of the applicable amendment.

Administrative Committee